Exhibit 10.6(B)
[GRAPHIC OMITTED]

                      DRAFT - FOR DISCUSSION PURPOSES ONLY

To: Wells Fargo Bank, N.A., solely as Securities Administrator on behalf of Banc of America Funding 2007-2 Trust

                           9062 Old Annapolis Road
                           Columbia, MD  21046  USA

Attn:                      Chris Regnier
Telephone:                 410 884 2000
Fax:                       410 715 2380

cc:                        Jonathan Hartwig
Telephone:                 704 683 4650
Fax:                                704 719 5165

From:                      Bank of America, N.A.
                           233 South Wacker Drive - Suite 2800
                           Chicago
                           Illinois 60606
                           U.S.A.
Department:                Swaps Operations
Telephone:                 (+1) 312 234 2732
Fax:                       (+1) 866 255 1444


Date:                      14th February 2007

Our Reference No:          5069003 / 5069007
Reference Name:            Suzanne Buchta
Internal Tracking No:      2447180 / 2447181

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wells Fargo Bank, N.A., solely as Securities Administrator on behalf of Banc of America Funding 2007-2 Trust and Bank of America, N.A. (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below (the "Agreement").

The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of February 27, 2007, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.


In this Confirmation "Party A" means Bank of America, N.A. and "Party B" means Wells Fargo Bank, N.A., solely as Securities Administrator on behalf of Banc of America Funding 2007-2 Trust.


General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows:


Notional Amount:    For each Calculation Period, the Notional Amount shall equal the lesser of:

                    (i) the Scheduled Notional Amount for such Calculation Period as detailed in the Schedule of Notional Amounts attached hereto

                    (ii) the Class Certificate Balance of the Class 1-A-18
                         Certificates prior to distributions on the Distribution Date (as defined in the Pooling and Servicing Agreement dated February 27, 2007) related to the Calculation Period. The Securities Administrator shall make available each month via its website a statement containing the Class Certificate Balance of the Class 1-A-18 Certificates for such Calculation Period. The Securities Administrator's internet website shall initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's investor relations desk at
                         (301) 815-6600.

Trade Date:                      14th February 2007

Effective Date:                  25th  February 2007

Termination Date:                25th February 2011

Fixed Amounts:

Fixed Rate Payer:                Party B

Fixed Rate Payer
Payment Dates:                   28th February 2007, subject to adjustment in accordance with the Following
                                 Business Day Convention.

Fixed Amount:                    USD [_________]


Floating Amounts:

Floating Rate Payer:             Party A


Cap Rate I:                      5.40000 per cent

Cap Rate II:                     8.90000 per cent

Floating Rate Payer Payment
Dates:                           Early Payments shall be applicable - 2 Business Day prior to each Floating Rate
                                 Payer Period End Date.

Floating Rate Payer
Period End Dates:                The 25th of each Month, commencing on 25th March 2007 and ending on the
                                 Termination Date.   No Adjustment.



Floating Amount:                 The product of (a) the Notional Amount (b) the Floating Rate Day Count Fraction
                                 and (c) the Settlement Spread which shall be calculated in accordance with the following formula:

                                 If USD-LIBOR-BBA is greater
                                 than the Cap Rate I for the
                                 applicable Calculation
                                 Period, then Settlement
                                 Spread = (USD-LIBOR-BBA -
                                 applicable Cap Rate I)
                                 provided, however, that if
                                 USD-LIBOR-BBA for any
                                 Calculation Period is
                                 greater than the Cap Rate
                                 II then the USD-LIBOR-BBA
                                 for such Calculation Period
                                 shall be deemed to be the
                                 Cap Rate II.

                                 If 1 Month USD-LIBOR-BBA is
                                 less than or equal to the
                                 Cap Rate I for the
                                 applicable Calculation
                                 Period, then Settlement
                                 Spread = Zero.

Floating Rate for initial
Calculation Period:              5.32000 per cent

Floating Rate Option:            USD-LIBOR-BBA

Designated Maturity:             1 month

Spread:                          None

Floating Rate Day
Count Fraction:                  30/360

Reset Dates:                     First day of each Calculation Period.

Business Days:                   New York

Calculation Agent:               Party A


Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

Account Details:

   Party A:       Payments to Bank of America, N.A:

                  USD Fedwire
                  Name:    Bank of America, N.A. - New York

                  ABA #:   026009593
                  Attn:    BOFAUS3N
                  Name:    Bank of America, N.A.
                  City:    Charlotte
                  Acct#:   6550219386
                  Attn:    Rate Derivative Settlements
                  Attn:    BOFAUS6SGDS


Party B:          Wells Fargo Bank N.A.
                  San Francisco, CA
                  ABA:     121000248
                  ACCT:    3970771416
                  ACCT Name:    SAS Clearing
                  FFC:          50990103

   Offices:

   The Office of Party A for this
   Transaction is:     Charlotte - NC, United States
         Please send reset notices to fax no. (+1) 866 218 8487

   The Office of Party B for this
   Transaction is:         Wells Fargo Bank, N.A.
                           9062 Old Annapolis Rd.
                           Columbia, MD 21045
                           Attn: Corporate Trust Services - BAFC 2007-2 Trust


Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Accepted and confirmed as of the date first written:

Bank of America, N.A.                       Wells Fargo Bank, N.A., solely as
                                            Securities Administrator on behalf
                                            of Banc of America Funding 2007-2
                                            Trust



Authorised Signatory                        By: ___________________________
                                            Name:
                                            Title:

  Calculation Period
Scheduled to Commence
          on:             Notional (USD)
          ---             --------------
       2/25/2007          19,440,000.00
       3/25/2007          19,439,836.00
       4/25/2007          19,439,671.00
       5/25/2007          19,439,506.00
       6/25/2007          19,439,342.00
       7/25/2007          19,432,332.00
       8/25/2007          19,385,057.00
       9/25/2007          19,297,934.00
      10/25/2007          19,171,458.00
      11/25/2007          19,006,193.00
      12/25/2007          18,802,775.00
       1/25/2008          18,561,913.00
       2/25/2008          18,284,385.00
       3/25/2008          17,971,037.00
       4/25/2008          17,622,781.00
       5/25/2008          17,240,594.00
       6/25/2008          16,825,516.00
       7/25/2008          16,378,647.00
       8/25/2008          15,901,145.00
       9/25/2008          15,394,222.00
      10/25/2008          14,859,144.00
      11/25/2008          14,297,224.00
      12/25/2008          13,709,822.00
       1/25/2009          13,098,451.00
       2/25/2009          12,464,611.00
       3/25/2009          11,809,893.00
       4/25/2009          11,139,747.00
       5/25/2009          10,456,270.00
       6/25/2009           9,775,763.00
       7/25/2009           9,112,713.00
       8/25/2009           8,469,943.00
       9/25/2009           7,847,052.00
      10/25/2009           7,243,646.00
      11/25/2009           6,659,340.00
      12/25/2009           6,093,756.00
       1/25/2010           5,546,522.00
       2/25/2010           5,017,275.00
       3/25/2010           4,505,660.00
       4/25/2010           4,011,326.00
       5/25/2010           3,533,932.00
       6/25/2010           3,073,142.00

       7/25/2010           2,628,626.00
       8/25/2010           2,200,063.00
       9/25/2010           1,787,137.00
      10/25/2010           1,389,537.00
      11/25/2010           1,006,960.00
      12/25/2010            639,108.00
       1/25/2011            285,690.00

Our Reference Number:     5069003 / 5069007
Internal Tracking No:     2447180 / 2447181



                      DRAFT - FOR DISCUSSION PURPOSES ONLY

                      DRAFT - FOR DISCUSSION PURPOSES ONLY

                                    SCHEDULE

                                     to the

                                Master Agreement
                          (Multicurrency-Cross Border)

                                   dated as of
                                February 27, 2007

                                     between

         BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States
                                   ("Party A")

                                       and

          WELLS FARGO BANK, N.A., SOLELY AS SECURITIES ADMINISTRATOR ON
                 BEHALF OF BANC OF AMERICA FUNDING 2007-2 TRUST
                                     a trust
         organized and existing under the laws of the State of New York
                                   ("Party B")


                                     Part 1
                                   Definitions

     Capitalized terms used herein and not otherwise defined shall have the meaning specified in that certain Pooling and Servicing Agreement, dated February 27, 2007 (the "Pooling and Servicing Agreement") among Banc of America Funding Corporation, as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and U.S. Bank National Association, as trustee. For the avoidance of doubt, references herein to a particular "Section" of this Agreement are references to the corresponding sections of the Master Agreement.

                             Termination Provisions

In this Agreement:

(a)      "Specified Entity" means in relation to Party A for the purpose of:

          Section 5(a)(v),          Not Applicable
          Section 5(a)(vi),         Not Applicable
          Section 5(a)(vii),        Not Applicable
          Section 5(b)(iv),         Not Applicable

         in relation to Party B for the purpose of:

         Section 5(a)(v),           Not Applicable

         Section 5(a)(vi),          Not Applicable
         Section 5(a)(vii),         Not Applicable
         Section 5(b)(iv),          Not Applicable

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) Application of Events of Default. The provisions of Section 5(a) of this Agreement will apply to Party A and Party B as follows:

         Section 5(a)                                Party A                         Party B

         (i)      "Failure to Pay or Deliver"        Applicable (except as           Applicable.
                                                     provided below in Part
                                                     1(e)(i)).

         (ii)     "Breach of Agreement"              Not Applicable.                 Not Applicable.

         (iii)    "Credit Support Default"           Applicable (except as           Applicable.
                                                     provided below in Part
                                                     1(e)(i).

         (iv)     "Misrepresentation"                Not Applicable.                 Not Applicable.

         (v)      "Default Under Specified           Not Applicable.                 Not Applicable.
                  Transaction"
         (vi)     "Cross-Default"                    Not Applicable.                 Not Applicable.

         (vii)    "Bankruptcy"                       Applicable.                     Applicable (the provisions of
                                                                                     Section 5(a)(vii) clause 2
                                                                                     will not be applicable as an
                                                                                     Event of Default to the extent
                                                                                     such event relates to
                                                                                     nonpayment of indebtedness
                                                                                     other than that of the related
                                                                                     class of Certificates.

         (viii)   "Merger Without Assumption"        Applicable.                     Applicable.


(d) Section 5(a)(iii)(1) will apply in respect of Party B's obligations under Paragraph 3(b) of any credit support annex from time to time entered into between Party A and Party B in relation to this Agreement.

(e) (i) Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any credit support annex from time to time entered into between Party A and Party B in relation to this Agreement shall not be an Event of Default unless (A) the Second Rating Trigger Requirements (defined below) apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

     (ii) With respect to Section 5(a)(vi):

     "Specified Indebtedness" will have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of a party's ordinary banking business.

     "Threshold Amount" means, with respect to Party A, 3% of shareholders' equity of Bank of America Corporation as described in its most recently published audited financial statements or its equivalent in any currency (excluding deposits).

(f) Application of Events of Termination Events. The provisions of Section 5(b) of this Agreement will apply to Party A and Party B as follows:


         Section 5(b)                                Party A                         Party B

         (i)      "Illegality"                       Applicable.                     Applicable.

         (ii)     "Tax Event"                        Applicable.                     Applicable.

         (iii)    "Tax Event Upon Merger"            Applicable.                     Applicable.

         (iv)     "Credit Event Upon Merger"         Not Applicable.                 Not Applicable.

(g) Notwithstanding Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(h) Section 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party" shall be deleted.

(i) The "Automatic Early Termination" provision of Section 6(a) will not apply to either Party A or to Party B.

(j)  Payments  on Early  Termination.  For the  purpose of Section  6(e) of this
     Agreement:

     Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement, the following amendment to this Agreement set forth in paragraphs (i) to (ix) below shall apply:

          (i) For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing which Party B is able to release without breaching any contractual obligations or the provisions of any law applicable to Party B.

          (ii) The definition of "Market Quotation" shall be deleted in its entirety and replaced with the following:

          ""Market Quotation" means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions)."

          (iii) The definition of "Settlement Amount" shall be deleted in its entirety and replaced with the following:

          ""Settlement Amount" means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

          (a) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the "Latest Settlement Amount Determination Day"), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

          (b) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

          (iv) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

          (v) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

          (vi) Party B will be deemed to have discharged its  obligations  under
          (v) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

          (vii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

          (viii) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

          (ix) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

          "Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii)
          notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1)."

(k)  "Termination Currency" means United States Dollars.

(l) Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

     (i) A termination pursuant to Section 10.01 of the Pooling and Servicing Agreement. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

     (ii) An amendment and/or supplement to the Pooling and Servicing Agreement is made without the prior written consent of Party A (such consent not to be unreasonably withheld), if such amendment and/or supplement would: (a) adversely affect any of Party A's rights or obligations under this Agreement; or (b) modify the obligations of, or impair the ability of, Party B to fully perform any of Party B's obligations under this Agreement. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

     (iii) Downgrade of Party A. The following shall constitute Additional Termination Event in which Party A is the sole Affected Party:

          (A) S&P Downgrade. If a Ratings Event (as defined below) shall occur and be continuing with respect to Party A, then Party A shall (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) Party A's rights and obligations under this Agreement and all Confirmations to another party, subject to satisfaction of the Rating Agency Condition (as defined below). Unless such a transfer by Party A has occurred within 20 Business Days after the occurrence of a Ratings Event, Party A post Eligible Collateral (as designated in the approved Credit Support Annex), to secure Party B's exposure or potential exposure to Party A, and such Eligible Collateral shall be provided in accordance with a Credit Support Annex attached hereto. Notwithstanding the posting of Eligible Collateral, Party A shall continue to use reasonable efforts to transfer its rights and obligations under this Agreement to an acceptable third party; provided, however, that Party A's obligations to find a transferee and to post Eligible Collateral under such Credit Support Annex shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. For the purpose of this
          Part 1(l), a "Ratings Event" shall occur with respect to Party A if the long-term and short-term senior unsecured deposit ratings of Party A cease to be at least A and A-1 by Standard & Poor's Ratings Service or any successor thereto ("S&P"), to the extent such obligations are rated by S&P. "Rating Agency Condition" means, with respect to any action taken or to be taken, a condition that is satisfied when S&P has confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates. In addition, if the long-term unsecured and unsubordinated debt rating of Party A ceases to be at least BBB- or is withdrawn by S&P, then Party A shall (at its own cost) (A) within 10 General Business Days of such event use reasonable efforts to transfer Party A's rights and obligations under this Agreement to another party, subject to satisfaction of the Rating Agency Condition or (B) obtain a guaranty or contingent agreement of another person, which has the ratings set forth in the definition of "Ratings Event" to honor Party A's obligations under this Agreement, subject to satisfaction of the Rating Agency Condition. The failure by Party A to post Eligible Collateral in accordance herewith or to transfer its rights and obligations hereunder shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

          (B) Moody's First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex from time to time entered into between Party A and Party B in relation to this
          Agreement and either (x) the Moody's Second Rating Trigger Requirements do not apply or (y) less than 30 Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply.

          (C) Moody's Second Rating Trigger Replacement. (x) The Moody's Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody's Second Rating Trigger Requirements did not apply and (y) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(m) below and/or (ii) at least one entity with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement.

          For the purpose of sub-paragraph (B) and (C) above:

          "Eligible Guarantee" means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

          "Eligible Replacement" means an entity (A) with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings that is the subject of a legal opinion given by a law firm confirming that none of its payments to Party B will be subject to withholding for tax or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings.

          "Firm Offer" means an offer which, when made, was capable of becoming legally binding upon acceptance.

          "Moody's Short-term Rating" means a rating assigned by Moody's under its short-term rating scale in respect of an entity's short-term, unsecured and unsubordinated debt obligations

          "Relevant  Entities" means Party A and any guarantor under an Eligible
          Guarantee   in  respect  of  all  of  Party  A's  present  and  future obligations under this Agreement.

          An entity shall have the "Moody's First Trigger Required Ratings" (x) where such entity is the subject of a Moody's Short-term Rating, if such rating is "Prime-1" and its long-term, unsecured and unsubordinated debt obligations are rated "A2" or above by Moody's and
          (y) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated "A1" or above by Moody's.

          (i) The "Moody's Second Rating Trigger Requirements" shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

               i. (i) The "Moody's Second Rating Trigger Requirements" shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

               ii. (i) The "Moody's Second Rating Trigger Requirements" shall apply so long as no Relevant Entity has the Second Trigger Required Ratings.

          An entity shall have the "Moody's Second Trigger Required Ratings" (x) where such entity is the subject of a Moody's Short-term Rating, if such rating is "Prime-2" or above and its long-term, unsecured and unsubordinated debt obligations are rated "A3" or above by Moody's and
          (y) where such entity is not the subject of a Moody's Short-term Rating, if its long-term, unsecured and unsubordinated debt obligations are rated "A3" or above by Moody's.

          (ii) So long as the Moody's Second Rating Trigger Requirements apply, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (x) an Eligible
          Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor with the Moody's First Trigger Required Ratings and/or the Moody's Second Trigger Required Ratings or (y) a transfer in accordance with Part 5(m)(ii) below.


                                     Part 2
                               Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

     (i) It is a "U.S. Person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for United States federal income tax purposes and an "Exempt recipient" (within the meaning of Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

     (ii) It is a New York law common trust and it is a "U.S Person" (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations for United States federal income tax purposes and an "Exempt recipient" (within the meaning of Section 1.6049-4(c)(1)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

                                     Part 3
                         Agreement to Deliver Documents

     For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:

(a)      Tax forms, documents or certificates to be delivered are:

------------------------------------------ ------------------------------------- -------------------------------------
        Party Required to deliver
                Document                        Form/Document/Certificate             Date by which to Delivered
========================================== ===================================== =====================================
Party B.                                   An executed U.S. Internal Revenue     (i) Before the first Payment Date
                                           Service Form W-9 (or any successor    under this Agreement, (ii) promptly
                                           thereto).                             upon reasonable demand by Party A
                                                                                 and (iii) promptly upon learning
                                                                                 that any such form previously
                                                                                 provided to Party A has become
                                                                                 obsolete or incorrect.
------------------------------------------ ------------------------------------- -------------------------------------

(b)      Other documents to be delivered are:

--------------------------- ---------------------------------------- -------------------------- ------------------------
Party Required to deliver               Form/Document/                  Date by which to be       Covered by Section
         Document                         Certificate                        Delivered            3(d) Representation
=========================== ======================================== ========================== ========================
Party B.                    Credit Support Document, if any,         Concurrently with the               Yes.
                            specified in Part 4 hereof, such         execution of this
                            Credit Support Document being duly       Agreement.
                            executed if required.

--------------------------- ---------------------------------------- -------------------------- ------------------------
Party A/Party B.            Incumbency certificate or other          Concurrently with the               Yes.
                            documents evidencing the authority of    execution of this
                            the party entering into this Agreement   Agreement or of any
                            or any other document executed in        other documents executed
                            connection with this Agreement.          in connection with this
                                                                     Agreement.

--------------------------- ---------------------------------------- -------------------------- ------------------------
Party B.                    Monthly statement setting forth the      Upon availability.                  Yes.
                            information specified in Section 5.04
                            of the Pooling and Servicing Agreement
--------------------------- ---------------------------------------- -------------------------- ------------------------
Party A and Party B.        Legal opinion from counsel (which may    Concurrently with the                No.
                            be in house counsel) concerning due      execution of this
                            authorization, enforceability and        Agreement.
                            related matters, addressed to the
                            other party and acceptable to such
                            other party.
--------------------------- --------------------------------------- --------------------------- ------------------------


                                       9

--------------------------- ---------------------------------------- -------------------------- ------------------------
Party Required to deliver               Form/Document/                  Date by which to be       Covered by Section
         Document                         Certificate                        Delivered            3(d) Representation
=========================== ======================================== ========================== ========================
Party A and Party B.        Certified copies of all corporate,      Upon execution and                 Yes
                            partnership or membership               delivery of this Agreement
                            authorizations, as the case may be,
                            and any other documents with respect
                            to the execution, delivery and
                            performance of this Agreement and any
                            Credit Support Document
--------------------------- --------------------------------------- --------------------------- ------------------------

Party A.                    Annual Report of Bank of America        To be made available on            Yes
                            Corporation containing audited,         www.bankofamerica.com/investor/
                            consolidated financial statements       as soon as available and
                            certified by independent certified      in any event within 90
                            public accountants and prepared in      days after the end of
                            accordance with generally accepted      each fiscal year of
                            accounting principles in the country    Party A
                            in which such party is organized
--------------------------- --------------------------------------- --------------------------- ------------------------
                                                                                                       Yes
Party A.                    Quarterly Financial Statements of       To be made available on
                            Bank of America Corporation             www.bankofamerica.com/investor/
                            containing unaudited, consolidated      as soon as available and
                            financial statements of such party's    in any event within 30
                            fiscal quarter prepared in accordance   days after the end of
                            with generally accepted accounting      each fiscal quarter of
                            principles in the country in which      Party A
                            such party is organized
--------------------------- --------------------------------------- --------------------------- ------------------------

                  [remainder of page intentionally left blank]

                                     Part 4
                                  Miscellaneous

(a)  Addresses for Notices: For the purpose of Section 12(a) of this Agreement:

     Address for notices or communications to Party A:

         Bank of America, N.A.
         Sears Tower
         233 South Wacker Drive, Suite 2800
         Chicago, IL 60606
         Attention:  Swap Operations
         Telephone No.:  312-234-2732
         Facsimile No.:  866-255-1444

         with a copy to:

         Bank of America, N.A.
         100 N. Tryon St., NC1-007-13-01
         Charlotte, North Carolina  28255
         Attention:  Global Markets Trading Agreements
         Facsimile No.:  704-386-4113

         (For all purposes).


         Address for notices or communications to Party B:

              c/o Wells Fargo Bank, N.A.
              9062 Old Annapolis Road
              Columbia, MD 21045
              Attention:  Client Manager - BAFC 2007-2
              Telephone No.: 410.884.2000
              Facsimile No.: 410.715.2380

         (For all purposes).

(b)  Process Agent. For the purpose of Section 13(c):

     Party A appoints as its Process Agent: Not Applicable.

     Party B appoints as its Process Agent: Not Applicable.

(c)  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:

     Party A is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York,

     Boston, Massachusetts or London, England Office, or such other Office as may be agreed to by the parties in connection with a Transaction.

     Party B is not a Multibranch Party.

(e)  Calculation Agent. The Calculation Agent is Party A.

(f)  Credit Support Document. Details of any Credit Support Document:

     Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a "Credit Support Document":

     Party A: the 1994 ISDA Credit Support Annex and paragraph 13 thereto dated as of the date hereof and attached hereto.

     Party B: the Pooling and Servicing Agreement.

     Party B agrees that any security interests in collateral granted to Party A under the foregoing Credit Support Documents shall secure the obligations of Party B to Party A under this Agreement.

(g)  Credit Support Provider.

     Credit Support Provider means in relation to Party A, Not Applicable

     Credit Support Provider means in relation to Party B, Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws provisions, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) shall apply to all Transactions; provided, however, if the parties otherwise so agree, then subparagraph (ii) of Section 2(c) shall not apply.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.


                                     Part 5
                                Other Provisions

(a) Representations. Section 3(a)(iii) is hereby amended by inserting the words "or investment policies, or guidelines, procedures, or restrictions," immediately following the word "documents."

(b) Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period:

     "or, in the case of financial statements, a fair presentation of the financial condition of the relevant party."

(c) Additional Representations. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

     (g) It is an "eligible contract participant" within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended.

     (h) It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

     (i) It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).


     In addition, the parties each represent that:

          Non-Reliance.   Each  party  represents  to  the  other  party  (which
          representation will be deemed to be repeated by each party on each date on which a Transaction is entered into or amended, extended or otherwise modified) that: (1) it is acting for its own account and has made its own independent decisions to enter into this Agreement and any Transaction hereunder and as to whether this Agreement and any Transaction hereunder is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction hereunder, it being understood that information and explanations related to the terms and conditions of this Agreement and any Transaction hereunder shall not be considered investment advice or a recommendation to enter into this Agreement or any Transaction hereunder; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction hereunder; and (4) it is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understand and accepts, the terms, conditions and risks of that Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of that Transaction.

     In   addition, Party B represents that:

          Party B represents and warrants at all times hereunder that (x) it is not an "employee benefit plan" subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any person who is acting on behalf of such an employee benefit plan (collectively, a "Plan") in connection with any Transaction under this Agreement or (y) any Plan that purchases a Certificate issued by the Issuing Entity while this Agreement is in effect (i) shall represent or shall be deemed to represent that the purchase of such Certificate is in reliance on at least one of Prohibited Transaction Class Exemption 84-14, 90-1, 91-38, 95-60 or 96-23 or (ii) shall provide an opinion of counsel which states that such purchase is permissible under applicable law and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

     In addition, Party A represents that:

               Pari Passu: Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(d) Method of Notice. Section 12(a)(ii) of this Agreement is deleted in its entirety.

(e) Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim. Section 6(f) of this Agreement is deleted in its entirety

(f) Escrow. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may, at its option and in its sole discretion, notify the other party that payments on that date are to be made in escrow. In this case, deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party (and reasonably acceptable to the notified party), accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason, other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

(g) Consent to Recording. The parties agree that each may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement and that any such recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(h) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER.

(i) Definitions. Capitalized terms used within this Agreement or in the Confirmations to the Transaction but not defined herein or therein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

(j)  Additional Acknowledgments and Agreements of the Parties.

     (i) No Amendment without Prior Confirmation by Rating Agencies. Section 9(b) of this Agreement is hereby amended by adding the following at the end of such Section: ", and unless the Rating Agencies confirm that such amendment will not cause the reduction, suspension or withdrawal of the then current rating on any of the Certificates, unless such amendment clarifies any term or provision, corrects any inconsistency, cures any ambiguity, or corrects any typographical error in the Agreement (in which case copies of such proposed amendment will be provided to the Rating Agencies prior to the effectiveness of such amendment)."

     (ii) Consent by Party A to Amendments to Certain Documents. Before any amendment or supplement is made to the Pooling and Servicing Agreement and/or any other Transaction Document which would adversely affect any of Party A's rights or obligations under this Agreement, or modify the obligations of or impair the ability of Party B to fully perform any of Party B's obligations under this Agreement, Party B shall provide Party A with a copy of the proposed amendment or supplement and shall obtain the written consent of Party A (which consent shall not be unreasonably withheld) to such amendment or supplement prior to its adoption, as well as satisfaction of the Rating Agency Condition. For the avoidance of doubt, any Transaction Document may be amended, supplemented or otherwise modified in accordance with the terms thereof without the consent of Party A to cure any typographical error or ambiguity, provided that such actions shall not adversely affect in any respects the interests of Party A.


(m)  Transfers.

     (i)  Section 7 of this Agreement shall not apply to Party A and, subject to
          Section 6(b)(ii) and Part 5(m)(ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B and satisfaction of Rating Agency Condition.

     (ii) Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a "Transferee") that is an Eligible Replacement, provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A's rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee and satisfaction of Rating Agency Condition.

     (iii) If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A's cost) at Party A's written request, take any reasonable steps required to be taken by it to effect such transfer and satisfaction of Rating Agency Condition.

(o)  Non-Petition.  Party A hereby  agrees  that it will not,  prior to the date which is one year and one day after all Certificates (as such term is defined in the Pooling and Servicing Agreement) issued by the Issuing Entity pursuant to the Pooling and Servicing Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause Party B, or Banc of America Funding 2007-2 Trust (the "Issuing Entity") to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B or the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or the Issuing Entity or any substantial part of the property of Party B or the Issuing Entity, or for the purpose of ordering the winding up or liquidation of the affairs of Party B or the Issuing Entity. Nothing herein shall prevent Party A from participating in any such proceeding once commenced.

(p) USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(q) Limited Recourse. The obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the amounts provided under the Pooling and Servicing Agreement, subject to and in accordance with the terms of the Pooling and Servicing Agreement, and, following payment of such amounts, any claims of Party A against Party B shall be extinguished. It is understood that the foregoing provisions shall not (i) prevent recourse to the assets of Party B for the sums due or to become due under any security, instrument or agreement which is secured by such assets (subject to the priority of payments set forth in the Pooling and Servicing Agreement) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until such assets have been realized upon and the proceeds applied in accordance with the Pooling and Servicing Agreement, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished. Notwithstanding the foregoing (or anything to the contrary in this Agreement), Party B shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

(r) Jurisdiction. Section 13(b) of this Agreement is hereby amended by: (i) deleting the word "non-" in the second line of subparagraph (i) thereof; and (ii) adding the words "except as necessary to pursue enforcement of the judgment of any such court in other jurisdictions" to the last line of subparagraph (i) thereof.

(s) Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation (which may be via facsimile transmission). Party B agrees to respond to such Confirmation promptly, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(t)  Safe Harbors. Each party to this Agreement acknowledges that:

     (i) This Agreement, including any Credit Support Document, is a "master netting agreement" as defined in the U.S. Bankruptcy Code (the "Code"), and a "netting contract" as defined in the netting provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and this Agreement, including any Credit Support Document, and each Transaction hereunder is of a type set forth in Section 561(a)(1)-(5) of the Code;

     (ii) Party A is a "master netting agreement participant," a "financial institution," a "financial participant," a "forward contract merchant" and a "swap participant" as defined in the Code, and a "financial institution" as defined in the netting provisions of FDICIA;

     (iii) The remedies provided herein, and in any Credit Support Document, are the remedies referred to in Section 561(a), Sections 362(b)(6), (7),
          (17) and (27), and Section 362(o) of the Code, and in Section 11(e)(8)(A) and (C) of the Federal Deposit Insurance Act;

     (iv) All transfers of cash, securities or other property under or in connection with this Agreement, any Credit Support Document or any Transaction hereunder are "margin payments," "settlement payments" and "transfers" under Sections 546(e), (f), (g) or (j), and under Section 548(d)(2) of the Code; and

     (v) Each obligation under this Agreement, any Credit Support Document or any Transaction hereunder is an obligation to make a "margin payment," "settlement payment" and "payment" within the meaning of Sections 362, 560 and 561 of the Code.

(u)  Tax.

     (i) Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

     (ii) Section 2(d)(i)(4) of this Agreement shall be deleted in its entirety and replaced with the words "if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required".


(v) Limitation of Supplemental Interest Trust Trustee's Liability. It is expressly understood and agreed by the parties hereto that insofar as this Agreement or the Confirmation is executed by Wells Fargo Bank, N.A., (i) the same is executed and delivered by it not in its individual capacity but solely as Supplemental Interest Trust Trustee under (and as defined in) the Pooling and Servicing Agreement, in the exercise of the powers and authority conferred upon and vested in it thereunder and pursuant to instructions set forth herein, (ii) each of the representations, undertakings and other agreements herein made on behalf of Party B is made and intended not as a personal representation, undertaking or agreement of Wells Fargo Bank, N.A., but is made and intended solely for the purpose of binding only Party B, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty, covenant or other agreement made or undertaken by it on behalf of Party B under this Agreement or any Confirmation hereunder. Notwithstanding the foregoing (or anything to the contrary herein), Wells Fargo Bank, N.A. shall be liable for its own fraud, negligence, willful misconduct and/or bad faith

(w) Compliance with Regulation AB. In connection with the Pooling and Servicing Agreement, Party B represents that this Agreement is a derivative instrument as described in Item 1115 of Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended ("Regulation AB"), and not a credit support contract described in Item 1114 of Regulation AB.

     (a) In accordance with Regulation AB, Party A represents that: (i) the name of the derivative counterparty is Bank of America, N.A.; (ii) the organizational form of the derivative counterparty is a national banking association organized under the laws of the United States; and (iii) the general character of the business of the derivative counterparty is to be engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

     (b) Party A has been advised that the Depositor and the Issuing Entity are required under Regulation AB to disclose certain financial information regarding Party A depending on the applicable "significance percentage" of this Agreement, as calculated from time to time in accordance with Item
     1115 of Regulation AB (as discussed in the Pooling and Servicing Agreement). Party A has been advised by the Sponsor that the applicable "significance percentage" of this Agreement is less than 10% as of the date of initial issuance of the Certificates, and accordingly, no financial information regarding Party A need be disclosed as of such date in accordance with Item 1115 of Regulation AB.

     (c) If required, Party A shall provide to the Securities Administrator the applicable financial information described under Item 1115(b)(1) or (b)(2), as applicable, of Regulation AB, including agreed upon procedures letters and related consents of certified public accountants with respect thereto (the "Reg AB Information") within five (5) Local Business Days of receipt of a written request for such Reg AB Information by Party B (the "Response Period"), so long as the Sponsor has reasonably determined, in good faith, that such information is required under Regulation AB; provided, however, that if Party A, in good faith, determines that it is unable to provide the Reg AB Information within the Response Period, then, subject to the Rating Agency Condition, Party A shall use reasonable efforts to cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Agreement on terms substantially similar to this Agreement and provide the required Reg AB Information prior to the expiration of the Response Period; and provided, further, that if Party A makes such determination and is not able to cause such a replacement, an Additional Termination Event shall occur, as to which Party A shall be the sole Affected Party.

     (d) "Reg AB Approved Entity" means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Thresholds (as defined below). If Party B requests (in writing) the Reg AB Information from Party A, then Party B shall promptly (and in any event within two (2) Local Business Days of the date of the request for the Reg AB Information) provide Party A with a written explanation of how the significance percentage was calculated.

     (e) "Approved Rating Thresholds" means an entity that has a long-term and short-term senior unsecured deposit rating of at least A and A-1 by S&P and A1 and P-1 by Moody's, to the extent such obligations are rated by S&P and Moody's.

                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

BANK OF AMERICA, N.A.                   WELLS FARGO BANK, N.A.,  SOLELY   AS
                                        SECURITIES ADMINISTRATOR  ON BEHALF OF
                                        BANC OF AMERICA  FUNDING 2007-2 TRUST




______________________________            ______________________________
Name:                                     Name:
Title:                                    Title:

                      DRAFT - FOR DISCUSSION PURPOSES ONLY

(Unilateral Form)                (ISDA Agreements Subject to New York Law Only)

                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                                MASTER AGREEMENT


                          dated as of February 27, 2007


                                     between



BANK OF AMERICA, N.A.       and    WELLS FARGO BANK, N.A., SOLELY AS SECURITIES
                                   ADMINISTRATOR ON BEHALF OF BANC OF AMERICA
                                   FUNDING 2007-2 TRUST
_________________________          _____________________________________________
     ("Party A")                                ("Party B")


This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount"
     applicable to the Pledgor for any Valuation Date will equal the amount by which:

     (i)  the Credit Support Amount

          exceeds

     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

     (ii) the Credit Support Amount.

"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph  4.  Conditions   Precedent,   Transfer   Timing,   Calculations   and
Substitutions

(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

     (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

     (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)  Substitutions.

     (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

     (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party only will be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent and the other party (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of
(II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of
(II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

     (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

          (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

          (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

          (C)  utilizing   the   procedures   specified   in  Paragraph  13  for
               calculating the Value, if disputed, of Posted Credit Support.

     (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a) Care of Posted Collateral. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)  Eligibility to Hold Posted Collateral; Custodians.

     (i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

     (ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

     (iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

     (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

     (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)  Distributions and Interest Amount.

     (i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

     (ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

     (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

     (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

     (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party's Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

     (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

     (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

     (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor's Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

     (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

     (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

     (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

     (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

          (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

          (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

     (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

     (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

     (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

     (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.


Paragraph 11. Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under

     Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex:--

"Cash" means the lawful currency of the United States of America.

"Credit Support Amount" has the meaning specified in Paragraph 3.

"Custodian" has the meaning specified in Paragraphs 6(b)(i) and 13.

"Delivery Amount" has the meaning specified in Paragraph 3(a).

"Disputing Party" has the meaning specified in Paragraph 5.

"Distributions" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"Eligible Collateral" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Eligible Credit Support" means Eligible Collateral and Other Eligible Support.

"Exposure" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

     (x)  the amount of that Cash on that day; multiplied by

     (y)  the Interest Rate in effect for that day; divided by

     (z)  360.

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"Interest Rate" means the rate specified in Paragraph 13.

"Local Business Day", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Notification Time" has the meaning specified in Paragraph 13.

"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Other Posted Support" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"Pledgor" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"Posted Credit Support" means Posted Collateral and Other Posted Support.

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"Resolution Time" has the meaning specified in Paragraph 13.

"Return Amount" has the meaning specified in Paragraph 3(b).

"Secured Party" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"Specified Condition" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).

"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Transfer" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

     (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

     (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

     (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

     (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"Valuation Agent" has the meaning specified in Paragraph 13.

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13.

"Valuation  Percentage"  means,  for  any  item  of  Eligible  Collateral,   the
percentage specified in Paragraph 13.

"Valuation Time" has the meaning specified in Paragraph 13.

"Value" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

     (i)  Eligible Collateral or Posted Collateral that is:

          (A)  Cash, the amount thereof; and

          (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

     (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

     (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no additional obligations with respect to Party A or Party B.

(b)  Credit Support Obligations.

     (i) "Delivery Amount", "Return Amount" will have the meanings specified in Paragraphs 3(a), 3(b) and 3, respectively, except that the words "upon a demand made by the Transferee on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date".

     (ii) "Credit Support Amount" (x) means the Amount required under Paragraph 13(o) (in the case of a Party A Rating Event relating to an action taken by S&P); (y) has the meaning specified under the relevant definition of Ratings Criteria (in the case of Moody's First Trigger Event or Moody's Second Trigger Event); or (z) means Party B's Exposure under the Agreement to which this Annex relates (in the case of a Party A Rating Event relating to an action taken by Fitch), in each case as calculated on a daily basis by the Valuation Agent. The Credit Support Amount shall be calculated by reference to the provisions set forth in this Annex which would result in Party A transferring the greatest amount of Eligible Credit Support to Party
          B. In circumstances where more than one of the Ratings Criteria apply, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Party A transferring the greatest amount of Eligible Credit Support.

     (iii) Eligible Collateral. The following items will qualify as "Eligible Collateral":

                                                      Valuation       Moody's First       Moody's Second
                                                   Percentage:*       Ratings Trigger     Ratings Trigger      S&P
                                                   -------------      --------------      ---------------     ------
      (A)     Cash:   US  Dollars                                          100%                100%            100%
              in depository account form.

      (B)     U.S.      Treasury      Securities:                          100%%               100%            98%
              negotiable debt obligations  issued
              by  the  U.S.  Treasury  Department
              ("Treasuries")  having a  remaining
              maturity  of up  to  and  not  more
              than 1 year.

      (C)     Treasuries   having   a   remaining                          100%             99% (1-2yr)        90%
              maturity  of  greater  than  1 year                                           98% (2-3yr)
              but not more than 10 years.                                                   97% (3-5yr)
                                                                                            95% (5-7yr)
                                                                                           94% (7-10yr)


                                       12

                                                      Valuation       Moody's First       Moody's Second
                                                   Percentage:*       Ratings Trigger     Ratings Trigger      S&P
                                                   -------------      --------------      ---------------     ------
      (D)     Treasuries   having   a   remaining                          100%            89% (10-20yr)       84%
              maturity of greater than 10 years.                                            87% (>20yr)

      (E)     Agency Securities:  negotiable debt                          100%                 99%            98%
              obligations    of    the    Federal                                           94% (5-7yr)
              National    Mortgage    Association                                          93% (7-10yr)
              (FNMA),  Federal Home Loan Mortgage
              Corporation  (FHLMC),  Federal Home
              Loan  Banks  (FHLB),  Federal  Farm
              Credit Banks  (FFCB),  Student Loan
              Marketing    Association    (SLMA),
              Tennessee  Valley  Authority  (TVA)
              (collectively,              "Agency
              Securities")   having  a  remaining
              maturity of not more than 1 year.

      (F)     Agency    Securities    having    a                          100%             98% (1-2yr)        92%
              remaining  maturity of greater than                                           97% (2-3yr)
              1 year but not more than 5 years.                                             96% (3-5yr)

      (G)     Agency    Securities    having    a                          100%             94% (5-7yr)        88%
              remaining  maturity of greater than                                          93% (7-10yr)
              5 years but not more than 10 years.

      (H)     Agency    Securities    having    a                          100%                 88%            79%
              remaining  maturity of greater than
              10  years  but  not  more  than  20
              years.

      (I)     Agency    Securities    having    a                          100%                 86%            76%
              remaining  maturity of greater than
              20  years  but  not  more  than  30
              years.

      (J)     FHLMC    Certificates.     Mortgage                           81%                 81%            81%
              participation  certificates  issued
              by   FHLMC   evidencing   undivided
              interests  or   participations   in
              pools  of first  lien  conventional
              or FHA/VA residential  mortgages or
              deeds  of  trust,   guaranteed   by
              FHLMC,   and  having  a   remaining
              maturity of not more than 30 years.

                                       13

                                                      Valuation       Moody's First       Moody's Second
                                                   Percentage:*       Ratings Trigger     Ratings Trigger      S&P
                                                   -------------      --------------      ---------------     ------
      (K)     FNMA                  Certificates.                           81%                 81%            81%
              Mortgage-backed        pass-through
              certificates    issued    by   FNMA
              evidencing  undivided  interests in
              pools of first  lien  mortgages  or
              deeds  of   trust  on   residential
              properties,   guaranteed  by  FNMA,
              having a remaining  maturity of not
              more than 30 years.

      (L)     GNMA Certificates.  Mortgage-backed                           81%                 81%            81%
              pass-through   certificates  issued
              by  private  entities,   evidencing
              undivided  interests  in  pools  of
              first  lien  mortgages  or deeds of
              trust on single family  residences,
              guaranteed   by   the    Government
              National    Mortgage    Association
              (GNMA)  with  the  full  faith  and
              credit of the  United  States,  and
              having a remaining  maturity of not
              more than 30 years.

      (M)     Commercial    Paper.     Commercial                           80%                 80%           99.0%
              Paper  with a  rating  of at  least
              P-1 by  Moody's,  at  least  F-1 by
              Fitch and at least  A-1+ by S&P and
              having a remaining  maturity of not
              more than 30 days.
      (N)     Other.   Other   items  of   Credit                    % to be            % to be determined   % to be
              Support     approved     by    each                    determined                              determined
              applicable  rating agency with such
              valuation       percentages      as
              determined   by   each   applicable
              rating agency.

* The Valuation Percentage shall equal the percentage specified under such Rating Agency's name above. If Party A is rated by more than one Rating Agency specified above, the Valuation Percentage shall equal the lowest of the applicable percentages specified above.

     (iv) There shall be no "Other Eligible Support" for Party A for purposes of this Annex.

     (v)  Thresholds.

          (A)  "Independent   Amount"   means  with  respect  to  Party  A:  Not
               Applicable.  "Independent  Amount" means with respect to Party B:
               Not Applicable.

          (B) "Threshold" means with respect to Party A: Infinity; provided that for so long as Party A is not above the Moody's First Trigger Required Ratings and S&P's Ratings Event and either (i) Party A had been below the Moody's First Trigger Required Ratings or below S&P's Ratings Event since this Annex was executed or
               (ii) at least 30 Local calendar Days have elapsed since the last time Party A was above both theMoody's First Trigger Required Ratings and S&P's Ratings Event, the Threshold with respect to Party A shall be zero; further, provided, if a Ratings Event has occurred and is continuing pursuant to Part 1(l)(v) of the Agreement, the Threshold shall be zero in the event Party A fails to assign all of its rights and obligations under the Agreement on or before the 20th day after the date of a Ratings Event (as described in Part 1(l)(v) of the Schedule) continues to exist. Party A will post Eligible Collateral on or prior to the 20th day following a Ratings Event.

               "Threshold" means with respect to Party B: Not Applicable.

          (C) "Minimum Transfer Amount" means with respect to Party A: $ 10,000. "Minimum Transfer Amount" means with respect to Party B:
               $ 10,000.

          (D) Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.

(c)  Valuation and Timing.

     (i) "Valuation Agent" means Party A; provided, however, that notwithstanding anything to the contrary set forth in this Annex, the Valuation Agent shall not be required to notify Party B of any of the Valuation Agent's calculations of Value, Exposure, Delivery Amount or Return Amount under this Annex unless requested to do so (either verbally or in writing) by Party B in each instance.

     (ii) "Valuation Date" means: each local Business Day which if treated as a Valuation Date would result in a Delivery Amount or Return Amount.

     (iii) "Valuation Time" means:

          [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

          [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

          provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

          (iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

(d)  Conditions Precedent. No event shall constitute a "Specified Condition".

(e)  Substitution.

     (i) "Substitution Date" means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

     (ii) Consent. The Pledgor is not required to obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)  Dispute Resolution.

     (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

     (ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof, and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the product of
          (i) either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by Secured Party, multiplied by (ii) the percentage figure listed in Paragraph 13(b)(ii) hereof with respect to such security.

     (iii) Alternative. The provisions of Paragraph 5 will apply.

(g)  Holding and Using Posted Collateral.

     (i) Eligibility to Hold Posted Collateral; Custodians. Party B and its Custodian will be entitled to hold Posted Collateral, as applicable, pursuant to Paragraph 6(b); provided that the following conditions applicable to each party are satisfied:

          (A)  Party B, as the Secured Party, is not a Defaulting Party.

          (B) Party B hereby covenants and agrees that it will cause all Posted Collateral received from the other party to be entered in one or more accounts (each, a "Collateral Account") with a domestic office of a commercial bank, trust company or financial institution organized under the laws of the United States (or any state or a political subdivision thereof) having assets of at least $10 billion and a long term debt or deposit rating of at least (i) Baa2 from Moody's and (ii) BBB from S&P (a "Qualified Institution"), each of which accounts may include property of other parties but will bear a title indicating the Secured Party's interest in said account and the Posted Collateral in such account. In addition the Secured Party may direct the Pledgor to transfer or deliver Eligible Collateral directly into the Secured Party's Collateral Account(s). If otherwise qualified, the Secured Party may act as such Qualified
               Institution and the Secured Party may move the Collateral Accounts from one Qualified Institution to another upon reasonable notice to the Pledgor. The Secured Party shall cause statements concerning the Posted Collateral transferred or delivered by the Pledgor to be sent to the Pledgor on request, which may not be made more frequently than once in each calendar month.

          Initially, the Custodian for Party B is: Wells Fargo Bank, N.A. .

          (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B.

(h)  Distributions and Interest Amount.

     (i) The "Interest Rate" with respect to Eligible Collateral in the form of Cash, for any day, will be the interest rate actually earned by Party B prior thereto.

     (ii) The "Transfer of Interest Amount" will be made within 3 Local Business Days after the last Local Business Day of each calendar month.

     (iii) Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

     (iv) Paragraph 12 is hereby amended by replacing the definition of "Interest Period" with the following:

          "'Interest Period' means the period from (and including) the first day of each calendar month to (and including) the last day of each calendar month."

(i)  Additional Representations. None.

(j)  Other Eligible Support and Other Posted Support. Not Applicable.

(k) Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

       Party A:         Bank of America, N.A.
                        Sears Tower
                        233 South
                        Wacker Drive,
                        Suite 2800
                        Chicago, Illinois 60606-6306
                        Telephone No.:(312) 234-3030
                        Facsimile: (312) 234-2731


       Party B:         As set forth in the Schedule.


(l)  Addresses for Transfers.

       Party A:         Cash/Interest Payments:  (USD Only)
                        Bank of America, New York
                        ABA 026009593
                        Account # 6550-619389
                        F/O Bank of America, Charlotte-Collateral

                        Eligible Collateral (other than cash):
                        BK AMERICA NC/INV
                        ABA # 053 000 196

     Party B: To be provided by Party B in writing in the notice to transfer.


(m)  Other Provisions.

     (i)  This Credit Support Annex is a Security  Agreement  under the New York
          UCC.

     (ii) Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:

          "(b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" mean Party B, and all references in this Annex to the "Pledgor" mean Party A; provided, however, that if Other Posted Support is held by Party B, all references herein to the Secured Party with respect to that Other Posted Support will be to Party B as the beneficiary thereof and will not subject that support or Party B as the beneficiary thereof to provisions of law generally relating to security interests and secured parties."

     (iii) Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

          "Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor's Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder."

     (iv) Only Party A makes the representations contained in Paragraph 9 of this Annex.

     (v) Paragraph 12 of this Annex is amended by deleting the definitions of "Pledgor" and "Secured Party" and replacing them with the following:"

           "'Secured Party' means Party B.
           'Pledgor' means Party A."

     (vi) Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

          "Moody's" means Moody's Investor Services, Inc., or any successor to the rating business of such entity."

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity."

     (vii) The obligations of Party A, as Pledgor hereunder, to post Eligible Collateral for the benefit of Party B will only become effective if a Ratings Event has occurred and is continuing with respect to Party A and Party A has not satisfied the requirements of Part 1(l)(v) of the Agreement within 20 days of the occurrence of such Ratings Event or 30

          Local Business Days from the occurrence of a Moody's First Trigger Event or Moody's Second Trigger Event.

(o) S&P Credit Support Amount. With respect to a Ratings Event relating to an action taken by S&P, the "Credit Support Amount" shall mean with respect to a Pledgor on a Valuation Date the sum of:

     (i)  the greater of MTM and $0, plus

     (ii) VB

     where:

     "MTM" means Secured Party's Exposure;

     "VB" means the Notional Amount (as defined in the Confirmation for each outstanding Transaction under this Agreement) times the relevant percentage set out in Table A below:

TABLE A

        -------------------------------------------------------------------------------------------------------------
                                                     Volatility Buffer
        -------------------------------------------------------------------------------------------------------------
        Counterparty                 Less than 5 years to       Less than 10 years, but    Greater than 10 years to
                                                                more than 5 years to
                                     Termination Date of the    Termination Date of the    Termination Date of the
                                     Transaction.               Transaction.               Transaction.
        ---------------------------- -------------------------- -------------------------- --------------------------
        The rating by S&P of Party   3.25%                      4.00%                      4.75%
        A's long-term unsecured,
        unsubordinated obligations
        is at least equal to "A"
        ---------------------------- -------------------------- -------------------------- --------------------------
        The rating by S&P of Party   4.00%                      5.00%                      6.25%
        A's long-term unsecured,
        unsubordinated obligations
        is equal to "A-"
        ---------------------------- -------------------------- -------------------------- --------------------------
        The rating by S&P of Party   4.50%                      6.75%                      7.50%
        A's long-term unsecured,
        unsubordinated obligations
        is equal to or less than
        "BB+"
        ---------------------------- -------------------------- -------------------------- --------------------------

(p)  Moody's Ratings Criteria.

     "Ratings Criteria" means, the criteria used by Moody's ("Moody's Criteria") for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer at any time when the Threshold with respect to Party A is zero.

     Moody's Criteria

     Moody's Credit Support Amount.* With respect to a Ratings Event relating to an action taken by Moody's, the "Credit Support Amount" shall mean with respect to a Pledgor on a Valuation Date the sum of:

     (i)  With respect to a Moody's First Trigger Event:

          (A)  the greater of the Secured Party's Exposure and $0, plus

          (B) Notional Amount times the relevant percentage set out in Table B below.

     (ii) With respect to a Moody's Second Trigger Event:

          (A) the greater of the Secured Party's Exposure, $0 or the amount owed by Party A on the next Payment Date (as such term is defined in the Confirmation for each outstanding Transaction under this Agreement), plus

          (B) Notional Amount times the relevant percentage set out in Table B below.


* To the extent that both the Moody's Credit Support Amount and the S&P Credit Support Amount apply, the greater of the two amounts shall be the Credit Support Amount.

TABLE B

------------------------------------- ------------------------------ ----------------------------------------
Weighted Average Life of Hedge in     Moody's First Trigger Event    Moody's Second Trigger Event has
Years                                 has Occurred                   Occurred
------------------------------------- ------------------------------ ----------------------------------------
1                                     0.15%                          0.50%
------------------------------------- ------------------------------ ----------------------------------------
2                                     0.30%                          1.00%
------------------------------------- ------------------------------ ----------------------------------------
3                                     0.40%                          1.50%
------------------------------------- ------------------------------ ----------------------------------------
4                                     0.60%                          1.90%
------------------------------------- ------------------------------ ----------------------------------------
5                                     0.70%                          2.40%
------------------------------------- ------------------------------ ----------------------------------------
6                                     0.80%                          2.80%
------------------------------------- ------------------------------ ----------------------------------------
7                                     1.00%                          3.20%
------------------------------------- ------------------------------ ----------------------------------------
8                                     1.10%                          3.60%
------------------------------------- ------------------------------ ----------------------------------------
9                                     1.20%                          4.00%
------------------------------------- ------------------------------ ----------------------------------------
10                                    1.30%                          4.40%
------------------------------------- ------------------------------ ----------------------------------------
11                                    1.40%                          4.70%
------------------------------------- ------------------------------ ----------------------------------------
12                                    1.50%                          5.00%
------------------------------------- ------------------------------ ----------------------------------------
13                                    1.60%                          5.40%
------------------------------------- ------------------------------ ----------------------------------------
14                                    1.70%                          5.70%
------------------------------------- ------------------------------ ----------------------------------------
15                                    1.80%                          6.00%
------------------------------------- ------------------------------ ----------------------------------------
16                                    1.90%                          6.30%
------------------------------------- ------------------------------ ----------------------------------------
17                                    2.00%                          6.60%
------------------------------------- ------------------------------ ----------------------------------------
18                                    2.00%                          6.90%
------------------------------------- ------------------------------ ----------------------------------------
19                                    2.00%                          7.20%
------------------------------------- ------------------------------ ----------------------------------------


                                       20

------------------------------------- ------------------------------ ----------------------------------------
Weighted Average Life of Hedge in     Moody's First Trigger Event    Moody's Second Trigger Event has
Years                                 has Occurred                   Occurred
------------------------------------- ------------------------------ ----------------------------------------
20                                    2.00%                          7.50%
------------------------------------- ------------------------------ ----------------------------------------
21                                    2.00%                          7.80%
------------------------------------- ------------------------------ ----------------------------------------
22                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
23                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
24                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
25                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
26                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
27                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
28                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
29                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------
30                                    2.00%                          8.00%
------------------------------------- ------------------------------ ----------------------------------------




Accepted and agreed:

BANK OF AMERICA, N.A.                   WELLS FARGO BANK, N.A., SOLELY AS
                                        SECURITIES ADMINISTRATOR ON BEHALF OF
                                        BANC OF AMERICA FUNDING
                                        2007-2 TRUST

By: . . . . . . . . . . . . . . . . .   By: . . . . . . .  . . . . . . . . . . .
    Name:
    Title:                                  Name:
    Date:                                   Title:
                                            Date:












                                      S-1